Exhibit 10.1

First Amendment TO Loan Agreement

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) dated as of February 27, 2026, is entered into by and among GHI SOUTH CAROLINA HOLDINGS LLC, a Delaware limited liability company, GHI SOUTH CAROLINA CENTURY PLAZA LLC, a Delaware limited liability company, GHI SOUTH CAROLINA SONDRIO LLC, a Delaware limited liability company, GHI SOUTH CAROLINA VIETTI LLC, a Delaware limited liability company and GHI SOUTH CAROLINA WINDSOR LLC, a Delaware limited liability company, each having an address at 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, (individually and collectively, as the context shall require, together with their permitted successors and assigns, “Borrower”), the Lenders party thereto (“Lenders”), and BANKUNITED, N.A., a national banking association, as Administrative Agent (“Agent”), and acknowledged and agreed to by GREYSTONE HOUSING IMPACT INVESTORS LP, a Delaware limited partnership, and GREYSTONE SELECT INCORPORATED, a Delaware corporation, as guarantors (each, a “Guarantor”).

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BACKGROUND

A. Borrower, Agent and Lenders are parties to a certain Loan Agreement dated as of December 31, 2025 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Borrower established certain financing arrangements with Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

B. Borrower has requested that Agent and Lenders amend certain of the terms and conditions of the Loan Documents and Agent and Lenders have so consented, in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, with the foregoing Background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.
Amendments.
(a)
The definition of “Debt Service” in Section 1.1 of the Loan Agreement is hereby deleted, and the following defined term and its definition is hereby added in its place:

Debt Service: with respect to any particular period, Principal and interest payments which would have been payable during the applicable period for such period being tested if the Principal Amount was amortizing over a 30-year amortization period. For the avoidance of doubt, the foregoing interest payments shall be based on the average rate of the then-applicable swapped Interest Rate of the Initial Advance Amount and the then-applicable swapped Interest Rate of the Future Advance Amount.

(b)
The definition of “Extension DSCR” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.
(c)
The definition of “Net Operating Income” in Section 1.1 of the Loan Agreement is hereby deleted, and the following defined term and its definition is hereby added in its place:

Net Operating Income: shall mean rental collections received by Borrower less operating expenses incurred by Borrower, such expenses to include management fees and a replacement reserve equal to the Administrative Agent’s underwritten replacement reserve amount of $250/unit per year.

(d)
The definition of “Post-Closing Pledgors” in Section 1.1 of the Loan Agreement is hereby deleted, and the following defined term and its definition is hereby added in its place:

Post-Closing Pledgors: shall mean (i) Century Plaza Managing Member LLC, a Delaware limited liability company, and (ii) Momentum Windsor MM LLC, a South Carolina limited liability company.

(e)
Section 2.8(d) of the Loan Agreement is hereby amended and restated as follows:

(d) on the Maturity Date Borrower shall demonstrate (i) a minimum Debt Service Coverage Ratio of at least 1.2:1.00, and (ii) a Loan-To-Value Ratio (based on the “as is” value of the Property) of not more than 65%; provided that if either of the foregoing tests are not satisfied, Borrower may prepay a portion of the unpaid Principal required to satisfy such tests;

(f)
Section 2.12.1 of the Loan Agreement is hereby amended such that the reference to “Required Lenders” shall be deleted and replaced with the defined term “Majority Lenders.”
(g)
Section 5.33(a) of the Loan Agreement is hereby amended and restated as follows:

(a) Debt Service Coverage Ratio. As of February 15, 2027, Borrower shall demonstrate a minimum Debt Service Coverage Ratio for the trailing 3-month period of not less than 1.00:1.00 (the “Initial DSCR”). As of June 30, 2027, Borrower shall demonstrate a minimum Debt Service Coverage Ratio for the trailing three-month period of not less than 1.05:1.00 (the “Remainder DSCR”). If Borrower fails to meet the Initial DSCR or the Remainder DSCR, in each case as of the date tested, then Borrower shall, within thirty (30) days of receipt by Borrower of written notice by Administrative Agent of such failure, either (i) make a mandatory partial prepayment of the Loan, (ii) post cash with Administrative Agent (for the benefit of the Lenders) as additional collateral for the Loan in lieu of a partial repayment of the Loan, or (iii) post with Administrative Agent (for the benefit of the Lenders) a letter of credit from a

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bank acceptable to Administrative Agent as additional collateral for the Loan in lieu of a partial repayment of the Loan, in each case, in an amount sufficient to satisfy the applicable Debt Service Coverage Ratio test. If Borrower elects to satisfy the applicable Debt Service Coverage Ratio test pursuant to clauses (ii) or (iii) immediately above, such cash collateral or letter of credit will no longer be required to be maintained by Administrative Agent following satisfaction of the required Debt Service Coverage Ratio for three (3) consecutive months and all cash collateral in the applicable cash collateral account will be promptly disbursed to Borrower and any letter of credit will be promptly returned to Borrower. Notwithstanding the foregoing, for the avoidance of doubt, neither the cash collateral nor letter of credit shall be included in the calculation of Debt Service Coverage Ratio for the purpose of determining whether such cash collateral or letter of credit shall be released by Administrative Agent.

(h)
The following section 5.36.1 is hereby added to the Loan Agreement immediately following Section 5.36 thereof, and Section 2.1(b)(viii) of the Loan Agreement is hereby deleted:

5.36.1 On or before March 31, 2026, Borrower shall perform or cause to be performed all acts reasonably necessary to remediate and remove the mold in units 1050-G, 1065-N and 1065-H of the Vietti Property, and shall deliver to Administrative Agent appropriate documentation evidencing such remediation and removal, in form and substance satisfactory to Administrative Agent in all respects.

(i)
As of the date hereof, the term “Future Advance Date,” as it appears in the Loan Agreement, shall be deemed to mean “Future Advance Deadline,” as such term is defined in the Loan Agreement.
(j)
Schedule 6 to the Loan Agreement is hereby restated in the form attached as Schedule 6 hereto.
2.
Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that, before and after giving effect to this Amendment:
(a)
All representations and warranties of Borrower contained in the Loan Documents were true and correct in all respects when made and, except to the extent that such representations and warranties relate expressly to an earlier date or are modified by the amendments above, continue to be true and correct in all respects on the date hereof.
(b)
The execution and delivery by Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or

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constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.
(c)
This Amendment and any and all allonges, assignments, instruments, documents and agreements executed and delivered in connection herewith, are and will be valid, binding and enforceable against Borrower in accordance with their respective terms.
(d)
No Default or Event of Default has occurred and is continuing as of the date of this Amendment under the Loan Agreement or any of the other Loan Documents.
3.
Future Advance Amount. Each Borrower hereby acknowledges and agrees that the Future Advance Amount has been fully funded and that Lenders have fully satisfied any and all obligations under Section 2.1 of the Loan Agreement. For the avoidance of doubt, each Borrower hereby further acknowledges and agrees that, as of the date hereof, all references in the Loan Agreement to (i) the Borrower Pledge Agreement shall be deemed to include the Post-Closing Pledge Agreement, (ii) the Mortgage or Mortgages shall be deemed to include the Post-Closing Mortgages, (iii) the Assignment of Leases and Rents shall be deemed to include the Post-Closing Assignments of Leases and Rents, (iv) the Pledgors shall be deemed to include the Post-Closing Pledgors, and (v) the Property shall be deemed to include the Post-Closing Property.
4.
Security Interest. Each Borrower hereby confirms and agrees that all security interests and liens granted to Agent, for the benefit of the Lenders, continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Agent and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority, and extent of Agent’s security interest in and liens upon the Collateral.
5.
Reaffirmation of Guaranties. Each Guarantor hereby reaffirms, re-acknowledges and ratifies each and every term, covenant and condition of its Guaranty, and agrees to remain bound thereby. Each Guarantor agrees that all loans or financial accommodations currently being extended, renewed or modified by the Lenders to the Borrower shall remain encompassed by its Guaranty, and Guarantor hereby expressly reaffirms and ratifies the terms of its Guaranty with respect to each such advance, modification, extension, loan or financial accommodation, including, without limitation, the Loan and the Loan Documents and the Future Advance Amount.
6.
Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

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(a)
Execution and delivery of this Amendment by and among the parties hereto;
(b)
Payment by Borrower of the Future Advance Origination Fee, due and payable in one installment on the date hereof, to Agent for the ratable benefit of the Lenders, which fee is fully earned and non-refundable; and
(c)
Execution and delivery of any and all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof and/or the Loan Documents, including but not limited to: (i) the Post-Closing Pledge Agreement, (ii) the Post-Closing Mortgages, and (iii) the Post-Closing Assignments of Rents and Leases.
7.
Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.
8.
Miscellaneous.
(a)
Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent all such documents, assignments, financing statements and other documents as Agent may reasonably require from time to time, to effectuate and implement the purposes of this Amendment and the other Loan Documents, and to pay or reimburse Agent for all reasonable attorneys’ fees and expenses incurred in connection therewith.
(b)
No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.
(c)
The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(d)
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Execution and delivery by facsimile or other electronic transmission shall bind the undersigned and shall be deemed an original signature thereunder.
(e)
No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(f)
The terms and conditions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of New York excluding conflict of laws statutes or common law principles.

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(g)
EACH OF BORROWER, AGENT AND EACH LENDER, BY ITS EXECUTION OR ACCEPTANCE OF THIS AMENDMENT, REAFFIRMS ITS WAIVER OF THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.

[SIGNATURE PAGES FOLLOW]

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

BORROWER:

GHI SOUTH CAROLINA HOLDINGS LLC, a Delaware limited liability company

By: Greystone Housing Impact Investors LP, a Delaware limited partnership, its sole member

By: /s/ Jesse Coury

Jesse Coury, Chief Financial Officer

GHI SOUTH CAROLINA CENTURY PLAZA LLC, a Delaware limited liability company

By: GHI South Carolina Holdings LLC, a Delaware limited liability company, its authorized delegee

By: Greystone Housing Impact Investors LP, a Delaware limited partnership, its sole member

By: /s/ Jesse Coury

Jesse Coury, Chief Financial Officer

GHI SOUTH CAROLINA SONDRIO LLC, a Delaware limited liability company

By: GHI South Carolina Holdings LLC, a Delaware limited liability company, its authorized delegee

By: Greystone Housing Impact Investors LP, a Delaware limited partnership, its sole member

By: /s/ Jesse Coury

Jesse Coury, Chief Financial Officer

Signature Page to First Amendment to Loan Agreement - Borrowers

GHI SOUTH CAROLINA VIETTI LLC, a Delaware limited liability company

By: GHI South Carolina Holdings LLC, a Delaware limited liability company, its authorized delegee

By: Greystone Housing Impact Investors LP, a Delaware limited partnership, its sole member

By: /s/ Jesse Coury

Jesse Coury, Chief Financial Officer

GHI SOUTH CAROLINA WINDSOR LLC, a Delaware limited liability company

By: GHI South Carolina Holdings LLC, a Delaware limited liability company, its authorized delegee

By: Greystone Housing Impact Investors LP, a Delaware limited partnership, its sole member

By: /s/ Jesse Coury

Jesse Coury, Chief Financial Officer

Signature Page to First Amendment to Loan Agreement - Borrowers

Exhibit 10.1

Acknowledged and Agreed:

GREYSTONE HOUSING IMPACT INVESTORS, LP, a Delaware limited partnership

By: /s/ Jesse Coury

Name: Jesse Coury
Title: Chief Financial Officer

GREYSTONE SELECT INCORPORATED, a Delaware corporation

By: /s/ Jay Saffran

Name: Jay Saffran
Title: Vice President

Signature Page to First Amendment to Loan Agreement - Guarantors

Exhibit 10.1

ADMINISTRATIVE AGENT:

BANKUNITED, N.A., a national banking association

By: /s/ Adrienne M. Horkley

Name: Adrienne M. Horkley

Title: Vice President

Signature Page to First Amendment to Loan Agreement – Administrative Agent

LENDERS:

BANKUNITED, N.A., a national banking association

By :/s/ Adrienne M. Horkley

Name: Adrienne M. Horkley

Title: Vice President

Signature Page to First Amendment to Loan Agreement – Lender

SERVISFIRST BANK

By: /s/ Harrison Morris

Name: Harrison Morris

Title: Regional President & CEO South Alabama

Signature Page to First Amendment to Loan Agreement

Schedule 6

Commitments and Proportionate Shares

LENDER	PROPORTIONATE SHARE	COMMITMENT
BankUnited, N.A.	50%	$42,000,000.00
ServisFirst Bank	50%	$42,000,000.00
Totals	100.000000000%	$84,000,000.00

Effective Date: February 27, 2026